                                                                   EXHIBIT 10.51

                              AMENDED AND RESTATED

                               EASEMENT AGREEMENT

                                     BETWEEN

                            CONSUMERS ENERGY COMPANY

                                       AND

                     MICHIGAN ELECTRIC TRANSMISSION COMPANY

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INDEX OF DEFINED TERMS...................................................    iii

ARTICLE 1  - Grant of Easement...........................................      2

ARTICLE 2  - Term........................................................      6

ARTICLE 3  - Rent........................................................      7

ARTICLE 4  - Compliance with NESC and Applicable Laws....................      7

ARTICLE 5  - Additions/Alterations.......................................      7

ARTICLE 6  - Consumers' Reserved Rights to Use the Premises and
             Transmission Facilities.....................................     10

ARTICLE 7  - METC Approval of Compatible Uses............................     13

ARTICLE 8  - Certain Obligations of Consumers and Authorized
             Users; Etc..................................................     15

ARTICLE 9  - Maintenance of the Premises and Transmission Facilities.....     19

ARTICLE 10 - Sale of Premises............................................     20

ARTICLE 11 - Property Taxes Assessable on Easement and Transmission
             Facilities..................................................     22

ARTICLE 12 - Compliance with Applicable Laws.............................     22

ARTICLE 13 - Damage or Destruction of Transmission Facilities and
             Condemnation................................................     23

ARTICLE 14 - Environmental Matters.......................................     23

ARTICLE 15 - Indemnification.............................................     25

ARTICLE 16 - Liens.......................................................     26

ARTICLE 17 - Insurance and Waiver of Subrogation.........................     27

ARTICLE 18 - Consumers' Rights To Perform METC's Covenants...............     27

                                                                            Page
                                                                            ----
ARTICLE 19 - Rent Payment Default........................................     28

ARTICLE 20 - Remedies Cumulative; Waiver.................................     29

ARTICLE 21 - Surrender of Premises.......................................     30

ARTICLE 22 - Assignment; Transfer........................................     32

ARTICLE 23 - Mortgaging of the Easement..................................     33

ARTICLE 24 - Miscellaneous...............................................     35

EXHIBIT A  - Premises

EXHIBIT B  - [INTENTIONALLY OMITTED]

EXHIBIT C  - Prices for Sale of Certain Structures

EXHIBIT D  - Counties in Which Premises Are Located

EXHIBIT E  - Certain Compatible Uses Per Section 7.1 of Agreement

                             INDEX OF DEFINED TERMS

Defined Terms                   Where Article or Section Defined
-------------                   --------------------------------
Addition/Alteration             Section 5.1
Agreement                       Opening Paragraph
Applicable Laws                 Article 4
Authorized User                 Section 6.1
Base Rent                       Section 3.1
Commencement Date               First "Whereas" Clause
Compatible Uses                 Section 6.1
Consumers                       Opening Paragraph
Distribution                    Section 1.1
Distribution Facilities         Section 6.1
Easement                        Section 1.1
Easement Mortgage               Section 23.1
Easement Mortgagee              Section 23.1
Extension Term                  Section 2.3
Independent Third Party Users   Section 8.5
Initial Term                    Section 2.2
Initiating User                 Section 9.1
METC                            Opening Paragraph
NESC                            Article 4
Permitted Uses                  Section 1.1
Premises                        Section 1.1
Rent Payment Default            Section 19.1
Restated Agreement Date         Opening Paragraph
Sale Offer                      Section 10.1
Term                            Section 2.2
Trans-Elect                     Section 1.2
Transmission                    Section 1.1
Transmission Facilities         Recital "A"

                     AMENDED AND RESTATED EASEMENT AGREEMENT

     THIS AMENDED AND RESTATED EASEMENT AGREEMENT ("Agreement") is made as of the ______ day of ______________, 20_____ (the "Restated Agreement Date") by and between CONSUMERS ENERGY COMPANY, a Michigan corporation, whose address is 212 West Michigan Avenue, Jackson, Michigan 49201 ("Consumers"), and MICHIGAN ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, whose address is ______________________________________________________________ ("METC").

     WHEREAS, Consumers and METC entered into a certain "Easement Agreement" dated April 1, 2001 (the "Commencement Date") whereunder Consumers granted an "Easement" (as therein defined) to METC in respect to certain "Premises" (as therein defined) in the State of Michigan for the use set forth therein and on and subject to all of the terms and conditions set forth therein; and

     WHEREAS, Consumers and METC have now agreed on certain revisions to the terms and conditions of said Easement Agreement, and for ease of reference, desire to restate said Easement Agreement (including all Exhibits thereto as well as the recitals and terms and conditions in the body of said Easement Agreement) in its entirety; to include all of said agreed-upon revisions as well as all unchanged provisions; it being understood that the terms and conditions of this Amended and Restated Easement Agreement, including all revisions from the terms and conditions set forth in the original Easement Agreement, shall unless otherwise specified herein or the context otherwise requires be deemed effective as of the Commencement Date;

     NOW, THEREFORE, it is agreed that said Easement Agreement is amended and restated in its entirety to read as follows:

                                    RECITALS

A. On the Commencement Date, Consumers sold and conveyed to METC all of the electric energy transmission system of Consumers (excluding certain radial lines); which conveyed facilities include towers, pole structures, poles, crossarms, wires, cables, conduits, guys, anchors, transformers, insulators, substations, switching stations and other fixtures and equipment, all as more particularly defined and described in a certain Bill of Sale executed and delivered by Consumers to METC on the Commencement Date. Said conveyed facilities, as located on the "Premises" hereinafter defined, as same may be altered, improved, relocated or added to after the Commencement Date pursuant to the terms and conditions of this Agreement (i.e., "Additions/Alterations" as hereinafter defined), are hereinafter referred to as the "Transmission Facilities." Said term "Transmission Facilities", as used in this Agreement, may mean all of said facilities collectively, it may mean specific or individual portions of said facilities, or it may mean both of the foregoing simultaneously, as may apply in the context where used.

B.   Pursuant to this Agreement, Consumers, on the Commencement Date, granted an

     "Easement" (as more fully defined hereinbelow) to METC for the Transmission Facilities in respect to the Premises (as hereinafter defined) on, over, under, across and along which the Transmission Facilities are located on the Commencement Date, on the terms and conditions set forth below.

     It is understood that the rights included in said Easement granted under this Agreement include, without limitation, rights for METC, in its discretion, to alter, improve, relocate or construct additional Transmission Facilities (i.e., "Additions/Alterations" as hereinafter defined) on the Premises as hereinafter set forth.

     Moreover, it is understood that pursuant to this Agreement, and notwithstanding retention by Consumers of any right, title or interest in the Premises, METC's Permitted Uses (as defined hereinbelow) of the Transmission Facilities, whether existing as of the Commencement Date or resulting from METC's Additions/Alterations (as defined hereinbelow), are intended to be no different than the scope of the use of the Transmission Facilities for Transmission of electricity enjoyed by Consumers prior to the Commencement Date.

C. Capitalized terms listed in the "Index of Defined Terms" that is set forth at the end of the Table of Contents to this Agreement shall, as used in this Agreement, have the meanings assigned to them in the Article or
     Section indicated in said Index of Defined Terms (with such definitions applying to both singular and plural usages where applicable), unless the context indicates otherwise.

     NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties set forth herein, Consumers and METC agree as follows:

                                    ARTICLE 1
                                Grant of Easement

     Section 1.1. Premises. Consumers hereby grants to METC, for the Term set forth in Article 2 below, and subject to METC's payment of the rents provided for herein and to all of the other terms and conditions set forth in this Agreement, an easement to use, for the Permitted Uses (as defined below in this Section 1.1) and not for any other uses whatsoever, the following lands:

(a) the lands identified as "fee lands" in Part "I" of Exhibit A, attached hereto;

(b) the lands covered by the easements held by Consumers that are identified in Part "II" of said Exhibit A; and

(c) the lands covered by the leases, permits and licenses held by Consumers that are identified in Part "III" of said Exhibit A.

     The lands covered by the foregoing clauses (a), (b) and (c) are referred to herein as the "Premises." Said term "Premises", as used in this Agreement, may mean all of said lands collectively, it may mean specific or individual portions of said lands, or it may mean both of the foregoing simultaneously, as may apply in the context where used.

     METC may use the Premises for operation of the Transmission Facilities, solely for the purpose of Transmission (and in no event Distribution) of electricity, and, incidental thereto, for the purposes of inspecting, maintaining, repairing, replacing and removing the Transmission Facilities and trimming or removing such trees and brush on the Premises as may interfere with or be hazardous to the operation of the Transmission Facilities. Subject to
Article 5 hereof, METC may also alter, improve, relocate or construct additional Transmission Facilities on the Premises. All of such uses as METC is so authorized to make of the Premises, as defined in the preceding two sentences and subject to any restrictions or limitations pursuant to any other terms or conditions of this Agreement, are herein referred to as the "Permitted Uses." METC shall not have the right to use the Premises or the Transmission Facilities and METC may not permit others to use the Premises or the Transmission Facilities, or any part of either, for any use or purpose whatsoever other than Permitted Uses; all such rights for other uses and purposes being reserved to Consumers as provided in Article 6.

     As used herein, "Transmission" of electricity means transmission of electric energy through the Transmission Facilities at voltages of 120 kilovolts or more, intended for delivery of energy across a network, and in no event (regardless of voltage) includes any of the following: (i) delivery of electric energy to end-use retail customers; (ii) transmission of electric energy through a single circuit (which may consist of any number of wires or cables) running to a substation out of which all electric energy is transmitted at less than 120 kilovolts; and (iii) transmission of electric energy between any electric generating plant or facility and the first substation located down-line of such electric generating plant or facility. As used herein, "Distribution" of electricity means all transmission of electric energy, at whatever voltage, that is not "Transmission" as defined in the preceding sentence.

     All of the rights, interests and privileges in, to and regarding the Premises that are granted to METC in this Section 1.1 or anywhere else in this Agreement, as same are governed, limited or circumscribed by all terms and conditions set forth in this Agreement, are referred to herein as the "Easement."

     Section 1.2 Title Limitations. The Easement is granted expressly subject to the following limitations:

(a) It is expressly acknowledged and agreed that the Easement is granted, with respect to any particular Premises, only to the extent that same is within the scope of Consumers' right, title and interest in and to such particular Premises existing as of the Commencement Date, and to no further or other extent. To whatever extent the scope of the Easement granted to METC in this Agreement, as set forth in Section 1.1 above or anywhere else in this Agreement, would with respect to any particular Premises exceed Consumers' right, title or interest existing as of the Commencement Date, the Easement shall be deemed granted hereunder only to the extent of Consumers' right, title and interest existing as of the Commencement Date.

(b) With respect to any particular Premises in which Consumers' right, title and interest existing as of the Commencement Date is less than a fee simple title, i.e., where Consumers' right, title or interest existing as of the Commencement Date is an easement, lease, permit or license, then the grant of the Easement herein made to METC shall be deemed an assignment by Consumers to METC of such easement, lease, permit or license that is held by Consumers as of the Commencement Date; but subject to the following:

     (i) To whatever extent there are, as of the Commencement Date, legally binding limitations or restrictions (expressed by contract, covenant or condition, implied by law, or otherwise) upon Consumers' right to make an assignment of any such easement, lease, permit or license, the assignment thereof to METC shall be deemed made, and the corresponding rights, interests and privileges shall be deemed granted, only to the extent that Consumers has, as of the Commencement Date, the right to make such assignment. Further, even to the extent that Consumers has the right to make an assignment, such assignment is expressly made subject to clause (a), above, of this Subsection 1.2.

     (ii) If and to whatever extent the scope of Consumers' rights, interests and privileges under any such easement, lease, permit or license may, as of the Commencement Date, be broader than the scope of the rights, interests and privileges granted to METC in this Agreement, as expressly described in Section 1.1 above or elsewhere in this Agreement, then the assignment of such easement, lease, permit or license to METC shall be deemed made only to the extent of the rights, interests and privileges granted to METC as expressly described in
          Section 1.1 above or as expressly set forth elsewhere in this Agreement.

     (iii) Without limiting the generality of the preceding clause (b)(ii), such assignment is expressly limited to the duration of the Term set forth herein (and upon expiration or any other termination hereof all of the assigned rights, interests and privileges shall revert to Consumers), subject to the payment of the rentals set forth herein, and otherwise subject to all of the terms and conditions of this Agreement.

(c) Subject to the last paragraph of Section 6.1, wherever the documents by which Consumers acquired its right, title or interest in any particular Premises, or any other documents in the chain of title, or any agreement made in connection with the foregoing, impose (directly or indirectly in any manner) upon Consumers any particular restrictions, limitations, duties, obligations, agreements, covenants or conditions in regard to or in connection with the use or occupation of, or activities or operations upon, such Premises, or otherwise in regard to or in connection with the existence or continuance of Consumers' right, title or interest in such Premises, METC shall, in regard to the Transmission Facilities and otherwise in connection with its use or occupation of, and activities and operations upon, such Premises comply with and fulfill all such restrictions, limitations, duties, obligations, agreements, covenants and conditions. Without limiting the generality of METC's obligations under
     Article 15 hereof, METC shall indemnify and save Consumers harmless from all losses, liabilities, damages, costs and expenses (including without limitation reasonable attorneys' and consultants' fees) arising from any failure of METC to so comply with and fulfill any such restriction, limitation, duty, obligation, agreement, covenant or condition. Nothing in the foregoing is intended to in and of itself require METC to comply with, or to require METC to indemnify Consumers for, restrictions, limitations, duties, obligations, agreements, covenants and conditions that meet all of the following criteria: (w) they are not contained in, or reasonably discoverable by reason of matters referred to in, any documents that are of public record; (x) they are not contained in, or reasonably discoverable by reason of matters referred to in, any documents made available to Trans-Elect, Inc. ("Trans-Elect") (being an affiliate of the entity which has become METC's parent company as of the Restated Agreement Date), its employees, representatives or consultants, on or prior to the Restated Agreement Date; (y) they are not reasonably discoverable by reason of or in connection with visible uses and/or occupations of Premises; and (z) Trans-Elect does not otherwise have actual notice thereof or of facts reasonably indicative of same. Regarding clause "(x)" of the immediately preceding sentence, METC acknowledges that all of Consumers' relevant documents located in Consumers' 805 Bridge Street facility and in the Business Services areas of Consumers' Parnall Road offices, both in Jackson County, Michigan, were made available to Trans-Elect, its employees, representatives or consultants on or prior to the Restated Agreement Date.

(d) Without limiting the generality of the preceding clause (c), it is agreed that wherever the documents by which Consumers acquired its right, title or interest in any particular premises, or any other documents in the chain of title, or any other agreements that Consumers has made available to Trans-Elect, its employees, representatives or consultants prior to the Restated Agreement Date, require Consumers to pay rentals, insurance premiums, inspection fees, or other amounts, in regard to its right, title or interest in any Premises, or the use or occupancy thereof or activities or operations thereon, METC shall (except as provided in the next sentence) either pay all of same, in full and in an timely manner when due, directly to the party entitled thereto, or shall reimburse Consumers therefor within thirty (30) days of billing by Consumers to METC therefor, whatever is specified by Consumers in regard to any particular such payments and any particular such Premises. The parties hereto expressly recognize that because the Premises are primarily used for Transmission Facilities and, even where there are portions of the Premises that may not be specifically used for the Transmission Facilities those portions are not readily capable of being separately identified and described, METC shall be responsible hereunder for the entire amount of all such rentals, insurance premiums, inspection fees and other amounts that are required to be paid with respect to any Premises, unless the payment is directly and specifically assessed in regard to Distribution Facilities or other Compatible Uses of Consumers or an Authorized User (as such terms are hereinafter defined) or activities or operations of Consumers or an Authorized User in connection with Distribution Facilities or other Compatible Uses.

     Regarding "other agreements" as referred to in the first sentence of the immediately preceding paragraph, METC acknowledges that all of Consumers' relevant agreements located in Consumers' 805 Bridge Street facility and in the Business Services areas of Consumers' Parnall Road offices, both in Jackson County, Michigan, were made available to Trans-Elect, its employees, representatives or consultants prior to the

     Restated Agreement Date; and it is further understood that METC, upon being made aware of same, will be responsible for usual, typical or customary fees and other amounts payable under such other agreements whether or not same were made available prior to the Restated Agreement Date.

     Section 1.3 No Warranties. METC ACCEPTS THE PREMISES "AS-IS," IN THE CONDITION EXISTING ON THE COMMENCEMENT DATE. METC ACKNOWLEDGES AND AGREES THAT CONSUMERS HAS MADE NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY REPRESENATATIONS OR WARRANTIES REGARDING (i) CONSUMERS' RIGHT, TITLE OR INTEREST IN OR TO ANY PART OF THE PREMISES (AND THE EASEMENT IS ACCORDINGLY GRANTED HEREUNDER WITHOUT ANY WARRANTIES OR COVENANTS OF TITLE); (ii) ENCROACHMENT OR TRESPASS OF TRANSMISSION FACILITIES ONTO, OVER OR UNDER THE PROPERTY OF OTHERS, OR ENCROACHMENTS OR TRESPASS OF FACILITIES, STRUCTURES OR USES OF THIRD PARTIES ONTO, OVER, OR UNDER THE PREMISES; (iii) THE SPECIFIC LOCATION OF THE TRANSMISSION FACILITIES ON, OVER, UNDER, ACROSS OR ALONG THE PREMISES OR ANY PART THEREOF; OR (iv) THE SUITABILITY OF THE PREMISES FOR THE TRANSMISSION FACILITIES OR ANY PART THEREOF, THE FREEDOM OF THE PREMISES FROM HAZARDS, OR OTHERWISE IN ANY MANNER REGARDING THE PHYSICAL CONDITION OR CHARACTERISTICS OF THE PREMISES OR ANY PART THEREOF.

                                    ARTICLE 2
                                      Term

     Section 2.1 Term. The grant of the Easement herein made is limited to the duration of the Term, as defined below in this Article 2. At the end of the Term, or upon any earlier termination of this Agreement as herein provided, the Easement herein granted shall terminate and revert to, and revest, in Consumers, its successors and assigns.

     Section 2.2 Initial Term. The initial term of the Easement shall commence on the Commencement Date and expire at midnight on December 31, 2050 (hereinafter referred to as the "Initial Term") unless the Easement shall sooner terminate as provided in this Agreement. The Initial Term and any period(s) for which the same may be extended pursuant to Section 2.3 hereof is hereinafter referred to as the "Term."

     Section 2.3 Extension Term. METC shall have the option to extend the Term of the Easement for up to ten (10) additional, successive periods of fifty (50) years each (each an "Extension Term"), the first of which shall commence at 12:01 a.m. on January 1 following the expiration of the Initial Term; provided, in respect to the exercise of said option for each such 50-year Extension Term, that (i) METC is, at the end of the Initial Term or of the immediately preceding Extension Term, as the case may be, not in material default in performing or observing any of its covenants or obligations under this Agreement, (ii) METC exercised (or is deemed to have exercised, as set forth in the immediately following paragraph hereof) its said option to extend the Term for each and every previous Extension Term, and (iii) this Agreement has not otherwise been terminated as provided herein.

     Provided that each of the conditions set forth in the immediately preceding paragraph of this Section 2.3 has been fulfilled, METC shall be deemed to have exercised its option to extend the Term for the next ensuing Extension Term, and the Term shall automatically be so extended, unless METC gives Consumers written notice of METC's decision not to extend the Term at least one (1) year prior to the expiration of the Initial Term or immediately preceding Extension Term, as the case may be.

     All of the terms and conditions set forth herein shall apply during each and every Extension Term that the Term is so extended.

                                    ARTICLE 3
                                      Rent

     Section 3.1 Base Rent. During the Term, METC shall pay Base Rent to Consumers at the rate of Ten Million Forty Thousand Nine Hundred Dollars ($10,040,900.00) per calendar year (the "Base Rent"). Said Base Rent shall be payable in advance in equal quarterly installments of Two Million Five Hundred Ten Thousand Two Hundred Twenty Five Dollars ($2,510,225.00) on the first day of each calendar quarter during the Term. Said annual Base Rent amount shall be prorated in respect to any partial calendar year at the beginning or the end of the Term, and said quarterly installment thereof shall be prorated for any partial calendar quarter at the beginning or end of the Term. With respect to any partial calendar quarter at the beginning of the Initial Term, METC shall pay to Consumers, within five (5) business days after the Commencement Date, such prorated Base Rent for the period from the Commencement Date to the end of the calendar quarter in which the Commencement Date occurs.

     Section 3.2. Payment. METC covenants and agrees to pay Base Rent to Consumers as required by this Agreement as and when due and payable. All Base Rent payable, as well as all other amounts payable by METC to Consumers pursuant to this Agreement, shall be payable to Consumers by wire transfer of immediately available funds to Consumers' account at Bank One, Routing Number 072000326, Account Number 113-10, or in such other manner or at such place as Consumers shall, from time to time, designate by notice to METC.

     Section 3.3. Net Rentals. It is intended that the Base Rent provided for in this Agreement shall be absolutely net to Consumers throughout the Term -- net of any taxes, costs, expenses, liabilities, charges or other deductions whatsoever, with respect to the Premises or with respect to any interest of Consumers therein; unless and except as may be specifically provided otherwise herein.

                                    ARTICLE 4
                    Compliance With NESC and Applicable Laws

     METC shall be responsible for ensuring that all use and occupation of and operations upon the Premises by METC shall in all material respects comply with
(i) the National Electric Safety Code, as in effect from time to time and including any successor thereto (the "NESC"), and (ii) all applicable constitutional provisions, laws, ordinances, orders, requirements, rules and regulations made by any governmental entity, body or authority ("Applicable Laws"). Without limiting its obligations under the preceding sentence, METC agrees that if it becomes aware, either through notice from Consumers or otherwise, that its use and occupation of or operations upon the Premises in any way fail to comply with the NESC or Applicable Law, METC shall promptly correct such deficiency.

                                    ARTICLE 5
                              Additions/Alterations

     Section 5.1 Additions/Alterations. It is understood that this Easement Agreement gives METC the right, in its discretion, to alter, improve, relocate or construct additional Transmission Facilities (any of the foregoing being referred to herein as an "Addition/Alteration") on the Premises. Without limiting the foregoing, it is intended that this Easement Agreement give METC the right to make Additions/Alterations as needed to meet its service requirements to its customers under Federal Energy Regulatory Commission open access tariffs.

     METC shall notify Consumers in writing at least thirty (30) days before commencing work on an Addition/Alteration, and shall include in such notice plans, specifications, surveys and/or other information pertaining to the proposed Addition/Alteration so as to fully inform Consumers as to the nature and extent thereof. Additions/Alterations shall be subject to all terms and conditions of this Agreement the same as any other parts of the Transmission Facilities.

     METC shall construct and/or perform all Additions/Alterations in compliance in all material respects with the NESC and Applicable Laws, and otherwise in a good and workmanlike manner. Without limiting its obligations under the preceding sentence, METC agrees that upon any notice that Alterations/Additions in any way fail to comply with the NESC or Applicable Law, METC shall promptly correct such deficiency.

     METC shall also always be responsible for ensuring that its Additions/Alternations do not violate any of the terms and conditions of this Agreement or exceed the scope of the Easement herein granted. Without limiting its obligations under the preceding sentence, METC agrees that if it becomes aware, either through notice from Consumers or otherwise, that Alterations/Additions in any way fail to comply with the terms and conditions of this Agreement or exceed the scope of the Easement herein granted, METC shall promptly remedy such problem.

     Section 5.2 Avoiding Endangerment. Consumers may, in connection with any Addition/Alteration, notify METC in writing within thirty (30) days after Consumers' receipt of METC's notice of the Addition/Alteration under Section 5.1 above of reasonable work and design restrictions and precautions that are needed to avoid endangering existing Distribution Facilities (as defined in Section 6.1), pipelines or communications lines; and METC shall comply with all such specified restrictions and precautions. Such restrictions and precautions may include, by way of example and not limitation, restrictions and precautions that must be following in the event that any pipeline or buried cable is to be uncovered, or for installation of facilities that will cross pipelines or buried cables or will be in close proximity to pipelines or buried cables. Neither the content of any such work or design restrictions or precautions specified by Consumers, nor any lack or failure by Consumers in specifying such restrictions or precautions, nor any failure of Consumers to enforce to any extent any such work or design restrictions or precautions specified by Consumers shall, however, limit or affect in any way METC's obligations and liabilities under this Agreement.

     Section 5.3 Relocation of Distribution Facilities. Consumers and METC also recognize that Distribution Facilities may as of the Commencement Date or in the future be installed on Transmission Facilities or the Premises that METC subsequently determines will preclude installation by METC of additional Transmission Facilities planned by METC unless such Distribution Facilities are removed and relocated. In such event, METC shall have the right to require Consumers to remove and relocate such Distribution Facilities, provided METC pays Consumers both of the following:

(a) The costs of alternative rights-of-way (if the Distribution Facilities cannot be completely relocated within the Premises or, in Consumers' judgment, it is not feasible to do so), satisfactory to Consumers, upon which Consumers may construct/install Distribution Facilities to replace the then-existing Distribution Facilities that are to be removed and relocated. Such costs of alternative rights-of-way will include all costs incidental to the acquisition (such as but not limited to title insurance, searches or abstracts, surveys, and time of right-of-way buyers) as well as the actual amounts of the consideration paid by Consumers for the alternative rights-of-way.

(b) The cost of removing the then-existing Distribution Facilities from their then-existing location; and the cost of constructing/installing the replacement Distribution Facilities in the new location, together with all related design, engineering, surveying, permitting and other costs associated with the project. If and to the extent any such work is done or is to be done by Consumers' own crews, such internal costs will be as determined by Consumers in accordance with its normal and customary methods.

     METC shall notify Consumers in writing of the requirement for Consumers to remove and relocate such Distribution Facilities. Consumers shall provide METC in writing within thirty (30) days after Consumers' receipt of such notification a cost estimate for removal and relocation of such Distribution Facilities. Consumers may require payment in advance or the provision of reasonable security for payment by METC prior to Consumers taking any action to so remove and relocate its Distribution Facilities; and if Consumers needs to obtain alternative right-of-way, Consumers will not be required to commence any work on such relocation until such alternative right-of-way, satisfactory to Consumers, has been obtained. Without in any way limiting the generality of the concept of "satisfactory" alternative right-of-way, in no event will Consumers be required to relocate to premises (i) on which Consumers will have property rights that, in Consumers' judgment, are of any less secure nature than those that Consumers had on the Premises, or (ii) having any physical characteristics that are unsatisfactory to Consumers.

     If Consumers, in its sole judgment, decides to remove its Distribution Facilities without relocating them, then the provisions of this Section 5.3 regarding relocation to a new location will accordingly not apply, but the provisions of this Section 5.3 shall remain fully applicable in respect to the costs of and METC's payment for the removal.

                                    ARTICLE 6
   Consumers' Reserved Rights to Use the Premises and Transmission Facilities

     Section 6.1 Compatible Uses. It is expressly understood that:

(a) the Easement is granted to METC hereunder subject to all rights of Authorized Users (as defined below) for Compatible Uses (as defined below) pursuant to all grants and authorizations made at any time prior to the Commencement Date; and

(b) subject to Section 5.3 and Articles 7 and 8 hereof, Consumers hereby expressly reserves and retains the rights (i) to at all times use and occupy the Premises and the Transmission Facilities for its own Compatible Uses, and (ii) to authorize and permit Authorized Users to use and occupy the Premises and the Transmission Facilities for Compatible Uses pursuant to grants and authorizations given by Consumers at any time after the Commencement Date.

     As used herein, "Authorized User" means (A) any third party who is authorized to use or occupy any Premises or Transmission Facilities pursuant to any grant or authorization made by Consumers (or its predecessors in interest), or by rights acquired by other valid means, at any time prior to the Commencement Date, and (B) any third party who is authorized to use or occupy any Premises or Transmission Facilities pursuant to any grant or authorization made by Consumers (or its successors in interest) at any time on and after the Commencement Date.

     As used herein, "Compatible Uses" means use and occupation of the Premises and/or the Transmission Facilities by Consumers or Authorized Users for any and all purposes not inconsistent with METC's Permitted Uses; and, without limiting the generality of the foregoing, Compatible Uses shall be conclusively deemed to include all of the following:

(i) all uses and occupations of the Premises and/or of Transmission Facilities by Consumers or any Authorized User that exist on the Commencement Date;

(ii) all uses and occupations of the Premises and/or of Transmission Facilities, not existing on the Commencement Date but for which any Authorized User has rights validly acquired prior to the Commencement Date; and

(iii) all other uses and occupations, not existing on the Commencement Date, of the Premises and of Transmission Facilities by Consumers or any Authorized User that: (x) do not cause the Transmission Facilities to be in violation of the NESC or any Applicable Laws; (y) do not materially impair METC's ability to satisfy its service obligations under applicable tariffs; and
     (z) do not unreasonably interfere with METC's ability to install planned Additions/Alterations.

     Compatible Uses include, for example and not limitation, all of the following, to the extent that any of them fit within any of the immediately preceding clauses (i), (ii) or (iii):

(a) towers, pole structures, poles, crossarms, cables, wires, conduits, guys, anchors, transformers, insulators, meters, connections, fuses, junction boxes, pads, cabinets, enclosures, substations and other structures, equipment and facilities, whether overhead, underground or ground surface, relating to Distribution of electricity ("Distribution Facilities");

(b) any and all other types of underground wires, cables, conduits, pipes, structures, equipment and facilities, including, without limitation, telephone, fiber optic, cable TV or other communications lines; sewers; pipelines and mains for water, oil, gas or other substances; drainage tile; and all ground surface facilities (including without limitation pads, cabinets, valves and enclosures) relating to any such underground facilities;

(c) ground-surface and above-ground/overhead towers, pole structures, poles, antennae, cables, wires, conduits and other structures, equipment and facilities relating to microwave, cellular telephone, conventional telephone, cable TV, fiber optic and other communications operations;

(d)  farming, gardening, and other agricultural, landscaping and similar uses;

(e) roads, streets, highways, driveways, parking lots, bridges, open ditch drains, storm water detention or retention ponds, and buildings; and

(f) towers, pole structures, poles, crossarms, cables, wires, conduits, guys, anchors, transformers, insulators, meters, connections, fuses, junction boxes, pads, cabinets, enclosures, substations and other structures, equipment and facilities, whether overhead, underground or ground surface, relating to Transmission of electricity; provided, that facilities for Transmission of electricity by entities other than METC (or its successors or assigns) will be considered Compatible Uses only to the extent that such facilities exist as of or after the Restated Agreement Date pursuant to (y) rights or interests held by an Authorized User, its successors or assigns as of the Restated Agreement Date (whether or not for such rights or interests are being exercised or fully exercised as of the Restated Agreement Date), or (z) rights or interests granted to an Authorized User after the Restated Agreement Date by Consumers, its successors or assigns, with the written consent of METC.

     Where applicable, it is understood that the above-listed (or other) Compatible Uses may involve use of the Transmission Facilities; for example and not limitation the attachment onto the towers, pole structures and poles that are part of the Transmission Facilities or the placement into conduit that is part of the Transmission Facilities of (1) Distribution Facilities, and (2) telephone lines, cable TV lines, fiber optic cables, other communication lines and cables, antennae, and other equipment.

     Without limiting the scope of Consumers' reserved rights regarding Compatible Uses, it is expressly understood that Consumers reserves the right to receive any and all rentals, fees and other revenue and payments that may be generated by the granting of rights to Authorized Users or that are otherwise associated with Compatible Uses, whether such Compatible Uses are already existing as of the Commencement Date or thereafter come into existence pursuant to grants made at any time whether before or at any time after the Commencement Date. Subject to Applicable Laws, and to any applicable existing agreements with third parties, it is also expressly understood that Consumers has the sole right to determine the amount of any rentals, fees and other amounts to be paid for the granting of rights to Authorized Users or that are otherwise associated with Compatible Uses.

     Consumers shall, in any grant made by Consumers after the Restated Agreement Date that provides for the Authorized User to whom such grant is made to physically attach its Compatible Use facilities to the Transmission Facilities, include provision(s) (x) requiring such Authorized User to install and maintain such attached facilities in accordance with the NESC; (y) requiring such Authorized User to comply in all material respects with all Applicable Laws relating to its said attached facilities and the relevant portion of the Premises; and (z) permitting METC to enforce such obligations.

     Nothing herein shall be deemed to prohibit METC from challenging or disregarding unrecorded rights, interests or limitations claimed by third parties that are prior in time to those of METC under this Agreement but to which METC's Easement under this Agreement would not be subject under the recording statutes and other applicable law of the State of Michigan by reason of lack of actual or constructive notice thereof; provided that Consumers shall incur no cost, expense, loss or liability in connection therewith.

                                    ARTICLE 7
                        METC Approval of Compatible Uses

     Section 7.1 METC Approval of Compatible Uses. Whenever Consumers, or an Authorized User acting under rights granted to it by Consumers after the Restated Agreement Date (see below regarding a certain period prior to the Restated Agreement Date), as the case may be (an "Initiating User"), intends to initiate on the Premises, any use, not existing on the Premises as of the Commencement Date, that such Initiating User deems to be a Compatible Use, then the Initiating User shall give METC written notice of the intention to initiate such proposed use at least thirty (30) days prior to undertaking any excavation, construction, installation or similar activities on the Premises in furtherance of such proposed use. Within thirty (30) days after such notice to METC of such proposed use, METC shall notify the Initiating User in writing of whether METC:

(a) approves the proposed use as being a Compatible Use under the provisions of clause (iii) of the third paragraph of Section 6.1; or

(b) denies approval of the proposed use as being a Compatible Use under the provisions of clause (iii) of the third paragraph of Section 6.1.

If METC does not, within thirty (30) days after the Initiating User's said written notice to METC, so notify the Initiating User in writing either that METC has approved or denied the proposed use as being a Compatible Use, METC shall be deemed to have approved such use as being a

Compatible Use. In any case, METC's approval shall not be unreasonably withheld. In the event installation of the Compatible Use would disrupt the ability of METC to provide electric Transmission service according to its tariffs and result in material costs to market participants for electric Transmission service, then METC may consider that factor in deciding to reasonably withhold its approval. If METC notifies the Initiating User that it has denied approval of the proposed use as being a Compatible Use: (i) METC shall together therewith specifically document the manner in which the proposed use is not a Compatible Use pursuant to the provisions of clause (iii) of the third paragraph of Section 6.1; (ii) activities in furtherance thereof shall not be undertaken by the Initiating User until METC notifies the Initiating User in writing that METC has approved such proposed use as being a Compatible Use; and (iii) METC shall promptly so approve such proposed use as being a Compatible Use upon presentation to METC of modifications of the proposed use or other appropriate measures taken or to be taken (any costs of which modifications or other measures shall be borne by the Initiating User), or other additional information or explanation, as will reasonably resolve the reasons, as so identified by METC, for which the proposed use would not be a Compatible Use or otherwise reasonably demonstrate that the proposed use will be a Compatible Use. The Initiating User shall furnish to METC such plans and specifications, surveys or other information regarding the proposed use as METC may reasonably request in order to evaluate the nature and extent of the proposed use.

     Wherever Consumers is not the Initiating User, METC shall, for any notices to such Initiating User pursuant to the immediately preceding paragraph, simultaneously send a copy of such notice to Consumers.

     METC and Initiating Users shall cooperate in good faith to accommodate Permitted Uses and Compatible Uses of Premises and Transmission Facilities to the extent reasonably feasible. If and to the extent that Transmission Facilities can be relocated or modified to accommodate proposed uses, such as to make otherwise non-Compatible Uses into Compatible Uses without materially adversely affecting the operation of such Transmission Facilities, METC shall undertake, or authorize the Initiating User to undertake, such relocation or modification provided the Initiating User is willing and agrees to pays all costs incurred in making such relocations or modifications (including, without limitation, land or right of way acquisition costs if applicable, engineering and construction costs) and observes such requirements as METC may reasonably specify in connection therewith. METC may require payment in advance or the provision of reasonable security for payment by the Initiating User prior to METC taking any action to so relocate or modify its Transmission Facilities.

     Consumers shall submit to METC within twenty (20) days of the Restated Agreement Date a list of all material Compatible Uses other than additions or modifications to Distribution Facilities that have been authorized between February 1, 2001 and the Restated Agreement Date for METC's approval per the METC Compatible Use approval process described in this Section 7.1.

     It is understood that the foregoing provisions of this Section 7.1 will not bind, nor restrict or limit any rights of, Authorized Users who are acting under rights validly granted to them prior hereto. However, nothing herein is intended to relieve any such Authorized Users of any duties and obligations that they may otherwise have, under the terms of the grants to them or at law or equity.

     It is also intended that Authorized Users acting under rights granted to them after the Commencement Date will be bound by the terms of this Section 7.1 by operation of law, by virtue of receiving their interests after the time of the execution and recording of this Agreement, and that METC may on that basis seek to enforce such terms against such Authorized Users. Consumers will, at METC's written request and solely at METC's expense, reasonably cooperate with METC in seeking compliance herewith by said Authorized Users acting under rights granted after the Commencement Date. However, Consumers does not itself guarantee the compliance herewith by any such Authorized User or assume any liability whatsoever for any such Authorized User's non-compliance.

     Notwithstanding any of the foregoing, and without limiting the scope of what uses are to be considered Compatible Uses, the parties agree that the activities that are identified on Exhibit E, attached hereto, will always be considered Compatible Uses and shall not require notice to or approval of METC under the foregoing provisions of this Section 7.1.

                                    ARTICLE 8
           Certain Obligations of Consumers and Authorized Users; Etc.

     Section 8.1 [Intentionally Omitted]

     Section 8.2 Maintenance and Repair Obligations of Consumers. Consumers shall at its own expense (i) maintain and repair, in structurally and operationally safe condition, Consumers' own facilities and equipment relating to its Compatible Uses of the Premises or of the Transmission Facilities, (ii) maintain such portions, if any, of the Premises as are exclusively used, occupied and controlled by Consumers, and (iii) with reasonable promptness cause all damage to the Premises or Transmission Facilities resulting from activities associated with Compatible Uses undertaken by Consumers to be repaired to a condition at least substantially equivalent to that existing prior thereto including, as appropriate in the case of the particular Premises involved, leveling of the surface thereof and seeding with grasses or other ground cover as appropriate following excavation (it being understood that the reasonable time for performance of certain restoration work, such as reseeding, may depend on weather or seasonal considerations).

     Section 8.3 Maintenance and Repair Obligations of Authorized Users. Each Authorized User using or occupying Premises or Transmission Facilities under a grant made after the Commencement Date shall, at its own expense, (i) maintain and repair, in structurally and operationally safe condition, such Authorized User's own facilities and equipment relating to its Compatible Uses of the Premises or (if applicable) Transmission Facilities, (ii) maintain such portions, if any, of the Premises as are exclusively used, occupied and controlled by such Authorized User, and (iii) with reasonable promptness cause all damage to the Premises or Transmission Facilities resulting from activities associated with Compatible Uses undertaken by such Authorized User to be repaired to a condition at least substantially equivalent to that existing prior thereto including, as appropriate in the case of the particular Premises involved, leveling of the surface thereof and seeding with grasses or other ground cover as appropriate following excavation (it being understood that the reasonable time for performance of certain restoration work, such as reseeding, may depend on weather or seasonal considerations).

     It is understood that the foregoing provisions of this Section 8.3 will not bind Authorized Users who are acting under rights validly granted to them prior hereto. However, nothing herein is intended to relieve any such Authorized Users of any duties and obligations that they may otherwise have, under the terms of the grants to them or at law or equity.

     It is also intended that Authorized Users acting under rights granted to them after the Commencement Date will be bound by the terms of this Section 8.3 by operation of law, by virtue of receiving their interests after the time of the execution and recording of this Agreement, and that METC may on that basis seek to enforce such terms against such Authorized Users. Consumers will, at METC's written request and solely at METC's expense, reasonably cooperate with METC in seeking compliance herewith by said Authorized Users acting under rights granted after the Commencement Date. However, Consumers does not itself guarantee the compliance herewith by any such Authorized User or assume any liability whatsoever for their non-compliance.

     Section 8.4 Replacement or Removal of Towers, Pole Structures, Poles, Conduit and Similar Transmission Facilities In or Upon Which Distribution Facilities or Other Compatible Use Facilities are Attached or Located. Whenever METC intends to replace any tower, pole structure, pole, conduit or similar Transmission Facilities in or upon which Distribution Facilities or other Compatible Use facilities of Consumers or an Authorized User are attached or otherwise physically located, METC shall give at least sixty (60) days' prior written notice to Consumers or the applicable Authorized User so that Consumers or the applicable Authorized User, as the case may be, can at its own expense either remove its facilities (if it no longer needs or desires the attachment) or move/reattach such facilities to METC's replacement tower, pole structure, pole, conduit or other similar Transmission Facilities. METC shall keep Consumers or the applicable Authorized User, as the case may be, informed of the time(s) for performance of such work of replacing such tower, pole structure, pole, conduit or other similar Transmission Facilities, so that Consumers or such Authorized User may reasonably coordinate with METC the performance of Consumers' or such Authorized User's work of so removing and/or moving/reattaching its own facilities.

     Whenever METC intends to remove -- without replacing -- any tower, pole structure, pole, conduit or other similar Transmission Facilities in or upon which Distribution Facilities or other Compatible Use facilities of Consumers or an Authorized User are attached or otherwise physically located, METC shall give at least sixty (60) days' prior written notice to Consumers or the applicable Authorized User so that Consumers or the applicable Authorized User, as the case may be, can at its own expense either remove its facilities (if it no longer needs or desires the attachment) or, at Consumers' or the applicable Authorized User's option, purchase from METC the tower, pole structure, pole, conduit or other similar Transmission Facilities that METC intends to so remove. If Consumers or the applicable Authorized User elects to purchase such tower, pole structure, pole or other Transmission Facilities from METC, it shall so notify METC in writing within forty five (45) days after the giving of METC's aforesaid notice to Consumers or such Authorized User. Within a reasonable time thereafter, and following METC's removal of all of its wires, cables, conductors and other facilities that may be attached to or located in or on the tower, pole structure, pole, conduit or other similar facility in question, (i) Consumers or the applicable Authorized User, as the case may be, shall pay METC for such tower, pole structure, pole, conduit or other similar facility at a price computed in accordance with the provisions of Exhibit C, attached hereto and made a part hereof, and (ii) METC shall convey such tower, pole structure, pole, conduit or other similar facility to Consumers or the applicable Authorized User by a good and sufficient bill of sale. Such conveyance shall be on an "AS IS" basis, but METC shall warrant the title to such tower, pole structure, pole, conduit or other similar facility that is so conveyed. Where both Consumers and an Authorized User would be eligible to, and both desire to, purchase a tower, pole structure, pole, conduit or other similar facility from METC pursuant to this paragraph, Consumers shall have the right to decide which of them shall buy same. Any tower, pole structure, pole, conduit or other similar facility purchased by Consumers or an Authorized User under this paragraph shall, upon such purchase, become part of the Distribution Facilities or other Compatible Use facilities, as the case may be, of Consumers or the applicable Authorized User. It is understood that the provisions of this paragraph, including without limitation any obligation to pay METC for Transmission Facilities, does not apply to any acquisition by Consumers of Transmission Facilities pursuant to the provisions of Section 21.5.

     Nothing in this Section 8.4 is intended to limit, override or affect any rights granted to an Authorized User prior to the Commencement Date.

     Section 8.5 Independent Third Party Users. It is understood that wherever Consumers' right, title and interest in Premises is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, Consumers generally does not have exclusive control of such Premises, and generally has only limited control over the use or occupation of such Premises by third parties. Any third party (whether the fee title owner or anyone else whomsoever) using or occupying Premises in which Consumers does not have fee simple title, who is (i) not actually attaching its own facilities to Transmission Facilities by virtue of rights to do so granted to it by Consumers, or (ii) otherwise using or occupying such Premises by virtue of rights to do so granted to it by Consumers, shall not be considered an Authorized User under this Agreement. No such third-party users or occupiers (who are hereinafter referred to as "Independent Third Party Users") will be deemed to be Authorized Users under this Agreement merely because Consumers (under whatever terms or conditions, and whether or not for compensation) consented or agreed to or approved their uses or occupations of the Premises, without actually purporting to grant them the right to make such uses or occupations. It is expressly understood, notwithstanding anything else in this Agreement, that Consumers has no obligations to METC in connection with Independent Third Party Users.

                                    ARTICLE 9
             Maintenance of the Premises and Transmission Facilities

     Section 9.1 METC's Maintenance Obligations. The parties hereto expressly recognize that because the Premises are primarily used for Transmission Facilities and, even where there are portions of the Premises that may not be specifically used for Transmission Facilities those portions are not readily capable of being separately identified and described, METC shall be responsible hereunder for the maintenance of the entire Premises except as otherwise specifically provided in this Section 9.1.

     METC shall be solely responsible for maintaining, at its expense, (i) all Transmission Facilities, and (ii) except as expressly provided otherwise in this
Section 9.1, the Premises.

     Without limiting the generality of any of the foregoing, METC shall, at its expense, be responsible for at all times:

(i) keeping and maintaining the Transmission Facilities in all material respects in a structurally and operationally safe condition and in a state of repair complying with all requirements of the NESC and Applicable Laws (and, without limiting its obligations under this clause "(i)", METC agrees that if it becomes aware, either through notice from Consumers or otherwise, that the Transmission Facilities in any way are not in structurally and operationally safe condition or fail to comply with the NESC or Applicable Law, METC shall promptly correct such deficiency);

(ii) maintaining the Premises in a clean and orderly condition, free from all litter and debris without regard to how the same became placed thereon or therein;

(iii) mowing the Premises and removing noxious weeds and brush therefrom;

(iv) maintaining and repairing all buildings, structures and fixtures on the Premises to keep the same in good condition and repair and in compliance with Applicable Laws;

(v) repairing, maintaining and replacing, as necessary, and removing snow and ice from, all parking areas, driveways, passageways, sidewalks, walkways and similar areas on the Premises, in good and proper condition and in compliance with Applicable Laws.

     Notwithstanding the foregoing, METC shall not be responsible for (i) performing repairs to or maintenance of Distribution Facilities or other Compatible Use facilities (unless actions, operations or omissions of METC, its employees, agents, contractors, subcontractors, invitees or licensees, or the Transmission Facilities, were the cause of the need for such repairs or maintenance); (ii) repair or maintenance of any areas on the Premises that are exclusively used, occupied and controlled by Consumers or an Authorized User (unless actions, operations or omissions of METC, its employees, agents, contractors, subcontractors, invitees or licensees, or the Transmission Facilities, were the cause of the need therefor for such repairs or maintenance); or (iii) clean-up of litter or debris, or repair of damage to the Premises, resulting from the facilities, occupation, use or operations of Consumers or an Authorized User. Furthermore, nothing in this Section 9.1 is intended to relieve Consumers or an Authorized User, as the case may be, from responsibility for the cost of repairing damage to the Transmission Facilities resulting from the facilities, occupation, use or operations of Consumers or such Authorized User, as the case may be. Nothing, however, in the preceding provisions of this paragraph is intended to relieve METC from any duty, obligation or liability that it may have to an Authorized User for reasons apart from the terms and conditions of this Agreement. It is expressly understood that Consumers does not assume liability for damage resulting from the facilities, occupation, use, acts, omissions or operations of an Authorized User; METC's rights and remedies in connection therewith being governed by the last paragraph of Section 8.3, and such rights as METC may otherwise have against an Authorized User at law or equity.

     Section 9.2 Patrol; Encroachments. METC shall, at its own expense, patrol by air the Premises at least annually. METC shall notify Consumers of any unauthorized uses of the Premises or encroachments thereon that may be identified as a result of such annual air patrol or that it may otherwise become aware of. If there are unauthorized uses of, or encroachments upon, any Premises that adversely affect the Transmission Facilities or METC's interests under this Agreement, METC shall notify Consumers in writing and consult with Consumers before METC takes action to terminate or otherwise resolve same. METC shall in no event have any right or authority to take any action or make any agreement in regard to any encroachment or other unauthorized use that extends beyond the scope of METC's own interests under this Agreement or that adversely affects in any manner Consumers' or any third party's interest in any Premises. Any action that METC takes to resolve any encroachment or other unauthorized use shall be at METC's sole expense, unless otherwise agreed upon in writing.

     Consumers assumes no liability to METC to detect or prevent encroachments or any other unauthorized use of any Premises or Transmission Facilities, or arising from any encroachments or other unauthorized use of any Premises or Transmission Facilities.

     Section 9.3 Consumers Not Responsible for Maintenance. Unless and except as may be expressly otherwise provided herein, Consumers shall not be responsible or liable to METC for, or by reason of, the condition of Premises, or arising from any failure to keep the same in good and lawful order and condition. Consumers shall not be required to make any expenditure whatsoever for the maintenance of Premises except as, in Consumers' judgment, is necessary or desirable in relation to Consumers' facilities and equipment on, under or over the Premises.

                                   ARTICLE 10
                                Sale of Premises

     Section 10.1 Sale Offer of Premises. Subject to Section 10.3, in the event Consumers determines to sell any Premises, Consumers shall notify METC in writing thereof and the sales price and terms upon which Consumers wishes to sell the same (the "Sale Offer"). METC shall have the right to purchase the particular Premises that Consumers proposes to sell at the price and upon the terms of the Sale Offer by notifying Consumers in writing within thirty (30) days after the giving of such Sale Offer by Consumers to METC. In the event that METC does not so accept such Sale Offer, Consumers may, at any time within one
(1) year after the date that Consumers gave such Sale Offer to METC, sell the Premises that were the subject of the Sale Offer to any third party for a price that is not less than 95% of the sale price set forth in the Sale Offer and otherwise on substantially the same terms as were set forth in the Sale Offer. METC's right to purchase Premises under this Section 10.1 shall have no further application to any Premises after same have been sold by Consumers in accordance with the foregoing provisions of this Section 10.1.

     Section 10.2 Effect of Sale on Rights and Obligations of the Parties. Subject to Section 10.3, and the last sentence of Section 10.1, any sale of Premises to a third party shall not affect the rights of METC under this Agreement. Subject to said Section 10.3, any buyer shall take subject to this Agreement.

     It is understood that the covenants, agreements and obligations of Consumers set forth in this Agreement shall not be deemed personal covenants of Consumers, except to the extent of Consumers' interest in the Premises and only, in respect to any particular part of the Premises, so long as such interest shall continue, and thereafter the covenants, agreements and obligations of Consumers shall be binding only upon such subsequent owners and successors in interest to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

     Notwithstanding the foregoing, unless Consumers expressly agrees otherwise in writing with the buyer of any sold Premises and notifies METC in writing thereof: (i) the buyer shall not acquire any right to receive any part of the Base Rent provided for in this Agreement, (ii) such sale shall not result in an adjustment of the amount of the Base Rent payable by METC to Consumers under the terms of this Agreement, and (iii) METC shall continue to pay the herein specified Base Rent to Consumers in full. In respect to the foregoing, it is understood that while Consumers shall have the right to assign its right to receive Base Rent, same shall not be deemed to pass to a buyer of any part of the Premises, and shall fully remain with Consumers, in the absence of an express, duly executed, assignment.

     In a sale of any Premises, Consumers may reserve any rights and interests in the Premises as are specified in the applicable conveyance instruments.

     Section 10.3 Premises in Which Consumers' Interest is Less Than Fee. It is understood that wherever Consumers' right, title and interest in Premises is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, then METC's rights and Consumers' obligations under Section 10.1 shall apply only to an actual, voluntary sale/proposed sale by Consumers to a third party of Consumers' said easement, lease, permit or license rights in those Premises. Nothing in said Section 10.1 is intended to confer any rights on METC or impose any obligations on Consumers in connection with a sale of any Premises (or of any rights or interests therein) in which Consumers' right, title or interest is an easement, lease, permit or license by the fee title owner of such Premises or by the owner of any other interest in such Premises. Furthermore, with respect to any Premises in which Consumers' right, title or interest is an easement, lease, permit or license, nothing in said Section 10.1 is intended to confer any rights upon METC or any obligations or liability upon Consumers in connection with any expiration, termination, reversion or other loss of such easement, lease, permit or license, by operation of law, by the terms of the operative document, or otherwise, not constituting an actual, voluntary sale by Consumers; and no such expiration, termination, reversion or other loss of such easement, lease, permit or license shall reduce the Base Rent Payable by METC hereunder.

     Section 10.4 Conveyance of Less than Consumers' Full Interest. In respect to any parts of the Premises owned by Consumers in fee simple, METC's rights and Consumers' obligations under the provisions of Section 10.1 shall apply only to a sale/proposed sale by Consumers of its fee simple title therein, and not to any conveyance or proposed conveyance by Consumers of any other or lesser right, title or interest in such Premises.

     In respect to any parts of the Premises in which Consumers' right, title and interest is less than a fee simple title, i.e., where Consumers' right, title or interest is an easement, lease, permit or license, then, without limiting the generality of anything in Section 10.3 above, METC's rights and Consumers' obligations under Section 10.1, shall apply only to a sale/proposed sale by Consumers of its entire interest in such easement, lease, permit or license, and not to any conveyance or proposed conveyance by Consumers of other than or less than its complete and entire interest in such easement, lease, permit or license.

                                   ARTICLE 11
        Property Taxes Assessable on Easement and Transmission Facilities

     Section 11.1 METC's Responsibility. METC shall pay any and all property taxes that may by law be assessable on the Easement, the Transmission Facilities, or any part of either.

                                   ARTICLE 12
                         Compliance With Applicable Laws

     Section 12.1 Compliance with Applicable Laws. METC shall, throughout the Term, and at no expense whatsoever to Consumers, promptly comply, or cause compliance, in all material respects with all Applicable Laws relating to the Transmission Facilities and all of the Premises except as the same specifically relate to Compatible Uses by Consumers and/or Authorized Users. Without limiting its obligations under the preceding sentence, METC agrees that upon any notice of a failure in any way to comply with Applicable Laws relating to the Transmission Facilities or the Premises (except as the same specifically relate to Compatible Uses by Consumers and/or Authorized Users), METC shall promptly correct such deficiency.

     Consumers shall, throughout the Term, and at no expense whatsoever to METC, promptly comply in all material respects with all Applicable Laws relating to Consumers' Distribution Facilities. Without limiting its obligations under the preceding sentence, Consumers agrees that upon any notice of a failure in any way to comply with Applicable Laws relating to Consumers' Distribution Facilities, Consumers shall promptly correct such deficiency.

     In addition, Consumers shall, in any grant made by Consumers after the Restated Agreement Date that provides for the Authorized User to whom such grant is made to physically attach its Compatible Use facilities to the Transmission Facilities, include provision(s) as specified in the penultimate paragraph of
Section 6.1.

                                   ARTICLE 13
        Damage or Destruction of Transmission Facilities and Condemnation

     Section 13.1 Damage, Destruction or Legal Restrictions. This Agreement shall not terminate, nor shall METC be entitled to any abatement or return of Base Rent or reduction thereof, nor shall the respective obligations of Consumers and METC be otherwise affected, by reason of damage to or destruction of all or any of the Transmission Facilities from whatever cause, the lawful imposition of any restrictions on or prohibition of METC's use of any Premises or Transmission Facilities, or any other cause similar to any of the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Base Rent and other charges paid or payable by METC shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

     Section 13.2 Condemnation. In the event of any taking of the Premises pursuant to exercise of the power of eminent domain, each of the parties hereto shall have, and/or may assert its claims for, such compensation and award for its respective facilities, rights and interests as it may be entitled to by Applicable Laws.

     No such taking of any part of the Premises or of the Transmission Facilities shall entitle METC to any abatement or return of Base Rent or reduction thereof. Without limiting the foregoing, it is understood that in the event of a taking of Premises by exercise of the power of eminent domain such that METC cannot continue use of the portion affected thereby for its Transmission Facilities, then METC shall have the right to terminate this Agreement as to such portion pursuant to Section 21.3 hereinbelow, but the Base Rent payable by METC under this Agreement shall not be reduced as a result thereof.

                                   ARTICLE 14
                              Environmental Matters

     Section 14.1 Waste Disposal. METC shall not dispose or suffer to be disposed of any waste material whatsoever upon the Premises without the prior written consent of Consumers; the granting or withholding of which consent shall be within the sole discretion of Consumers. In addition, METC shall not use or maintain, or suffer to be used or maintained, upon the Premises any "hazardous substance," or "hazardous constituent" or "hazardous waste" or "hazardous material" as defined under Comprehensive Environmental Response, Compensation, and Liability Act (42 USC 9601 et seq.), the Resource Conservation and Recovery Act (41 USC 6901 et seq.), Federal Hazardous Materials Transportation laws (49 USC 5119, et seq.), or the Michigan Natural Resources and Environmental Protection Act (MCLA 324.101 et seq); except that METC may use (but not store) such substances as are usually and customarily used in the industry if needed for its Permitted Uses hereunder but only (i) in quantities so needed for such use, (ii) in strict compliance with Applicable Laws, and (iii) with no violation of the first sentence of this Section 14.1. METC shall, when requested by Consumers, promptly give to Consumers any information requested by Consumers concerning products, substances or processes used, maintained or undertaken by METC or on its behalf or with its approval upon the Premises.

     Section 14.2 Environmental Indemnity. In the event that the use or exercise of the rights granted in this Agreement at any time results in the presence on or under the Premises and/or other land of Consumers (which shall include but not be limited to the groundwater underlying any of such lands) of contaminants, hazardous waste, hazardous substances, hazardous constituents, or toxic substances, as on the Commencement Date or at any time thereafter defined in the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 USCA 9601 et seq.; the Resource Conservation and Recovery Act (RCRA), 42 USCA 6901 et seq.; the Toxic Substances Control Act
(TSCA), 15 USCA 2601 et seq.; the Michigan Natural Resources and Environmental Protection Act (NREPA), MCLA 324.101 et seq.; or any other similar existing or future statutes, METC shall, at METC's sole cost and expense, promptly take all actions that are either: (i) required by any federal, state, or local governmental agency or political subdivision, or (ii) necessary to restore all such lands to the condition existing prior to the introduction of such contaminants, hazardous waste, hazardous substances or constituents, or toxic substances, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. The actions required of METC shall include, but not be limited to: (a) the investigation of the environmental condition of said lands, (b) the preparation of any feasibility studies, reports, or remedial plans required by law or governmental policy, and (c) the performance of cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off said lands. METC shall proceed continuously and diligently with such investigatory and remedial actions. METC shall promptly provide to Consumers copies of all test results and reports generated in connection with the above activities and of all reports submitted to any governmental entity.

     METC shall indemnify, defend, and hold Consumers, its officers, directors, employees, agents, affiliates, and parent corporation, harmless from and against any and all losses, liabilities, claims, damages, payments, actions, recoveries, settlements, judgments, orders, costs, expenses, attorney fees, consultant and expert fees, cost of investigation, monitoring, cleanup, containment, restoration, removal, or other remedial work or response action, penalties, fines, encumbrances, and liens arising out of: (i) the presence on or beneath the Premises, and/or other land of Consumers, and/or other land, and the groundwater underlying any of such lands, of contaminants, hazardous waste, hazardous substances or constituents, or toxic substances, as on the Commencement Date or at any time thereafter defined in CERCLA, RCRA, TSCA, NREPA, or any other similar existing or future statutes, as a result of the use or exercise of the rights herein granted, whether arising during or after the Term of this Agreement; (ii) METC's violation or alleged violation of any federal, state, or local law related directly or indirectly to METC's exercise of the rights herein granted; or (iii) METC's failure to comply with the terms and conditions of this Agreement.

     Section 14.3 Survival of Environmental Covenants. The covenants, agreements and obligations of METC set forth in this Article 14 shall survive termination of this Agreement.

                                   ARTICLE 15
                                 Indemnification

     Section 15.1 METC's Indemnification Obligation. Except as herein expressly provided otherwise, METC covenants and agrees, at its sole cost and expense, to indemnify, defend and save harmless Consumers from and against any and all claims, actions or proceedings by or on behalf of any person, firm, corporation, governmental authority or other entity, arising from or with respect to:

(a) the occupancy, use, possession, conduct or maintenance of, or any work or thing whatsoever done on or about, the Premises by METC (or its employees, agents, representatives, contractors or subcontractors of any tier, other than Consumers and its affiliates if and when acting as contractors or subcontractors for METC on the Premises) during the Term, or

(b)  the Transmission Facilities, or

(c) any accident, injury (or death) to any persons or damage to any property whatsoever caused by or arising from any act or omission of METC (or its employees, agents, representatives, contractors or subcontractors of any tier, other than Consumers and its affiliates if and when acting as contractors or subcontractors for METC on the Premises) during the Term, in or about the Premises, or

(d)  without limiting the generality of any of the preceding foregoing clauses
     (a) through (c), (i) any breach or default on the part of METC in the performance or observance of any covenant or agreement on the part of METC to be performed or observed pursuant to this Agreement, or (ii) any negligent act or omission or willful misconduct of METC, or any of its agents, employees, contractors, subcontractors, invitees or licensees (other than Consumers and its affiliates if and when acting as contractors or subcontractors for METC on the Premises), and from and against all damages, liabilities, judgments, cost and expenses (including without limitation reasonable attorneys' and consultants' fees) suffered or incurred by Consumers in connection with any such claim, action or proceeding; and in case any action or proceeding be brought against Consumers, METC covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Consumers unless such action or proceeding is resisted or defended by counsel for any carrier of commercial general liability insurance referred to in Section 17.1 hereof, as authorized by the provisions of any policy of commercial general liability insurance maintained pursuant to said Section.

     Notwithstanding the above, METC shall not be required to indemnify or defend Consumers for any injuries (or death) to persons or damage to property
(i) caused by the sole negligence or willful misconduct of Consumers, an Authorized User, or their agents, employees, contractors, subcontractors, invitees or licensees, or (ii) other than to the extent attributable to the acts, operations or omissions of METC, its agents, employees, contractors, subcontractors, invitees or licensees, caused by the presence, operation, maintenance, repair, replacement or removal of the Distribution Facilities of Consumers on the Premises or of improvements, equipment or facilities of an Authorized User on the Premises.

     Section 15.2. METC's Indemnification for Consumers' Costs of Enforcing Agreement METC shall indemnify, defend and hold Consumers harmless against and from, all costs and charges, including counsel and consultants' fees, reasonably incurred in obtaining possession of the Premises after default by METC or upon expiration or earlier termination of the Term hereof, or in enforcing any covenant or agreement of METC herein contained.

     Section 15.3. Workers Compensation Indemnity Waivers. For the purpose of indemnification of Consumers from judgments, claims, suits or actions brought against it by METC employees, METC expressly and specifically waives any and all immunity to which it may be entitled under the workers compensation laws of the jurisdiction in which the Premises are located.

                                   ARTICLE 16
                                      Liens

     Section 16.1 No Liens. METC shall not suffer or permit any construction, mechanic's, laborer's, materialman's or other liens, claims or encumbrances to stand against the Premises, or any part thereof or Consumers' interest therein, by reason of any work, labor, services, equipment or materials directly or indirectly done for or supplied to, or claimed to have been directly or indirectly done for or supplied to, METC, or otherwise directly or indirectly by reason of METC's acts, omissions or occupation of the Premises ("METC Activities"). METC shall indemnify, defend and hold Consumers harmless from and against all such liens, charges and encumbrances as mentioned in the preceding sentence.

     Section 16.2 Discharge of Certain Liens. Without limiting the generality of
Section 16.1, in the event that any construction, mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises, or any part thereof, or against the interest of Consumers or METC in the Premises, by reason of METC Activities, METC shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bond. If METC shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Consumers, Consumers may, but shall not be obligated to, procure the discharge of the same by payment, deposit, bonding or in such other manner as Consumers sees fit. All amounts incurred, paid or deposited by Consumers in procuring the discharge of any such lien, and all other costs, expenses or other disbursements of Consumers (including reasonable attorneys' and consultants' fees) in defending any foreclosure action or otherwise in connection with such lien, shall be payable by METC to Consumers as additional Base Rent within thirty (30) days after invoice by Consumers to METC therefor; and Consumers shall have the same rights and remedies in the event of the nonpayment thereof by METC as in the case of default by METC in the payment of any other Base Rent.

     Section 16.3 No Consumers Consent to Liens. Nothing in this Agreement shall be deemed to be, or construed in any way as constituting, the consent of Consumers to the filing of any lien against Consumers' interest in the Premises by any person, firm or corporation for the performance of any work or labor or the furnishing of any equipment or materials in any way connected with any of the Transmission Facilities.

                                   ARTICLE 17
                       Insurance and Waiver of Subrogation

     Section 17.1 Insurance. During the Term, METC shall maintain in effect commercial general liability insurance protecting METC and Consumers (as evidenced by policies in which Consumers is named as an additional insured) against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring upon, in or about the Premises, with such limits of liability as are customarily carried by prudent electric utility companies insuring or bearing similar risks. All insurance policies provided pursuant to this Section 17.1 shall be obtained by METC from an insurance carrier or carriers of good reputation and sound financial responsibility selected by METC and may be subject to self-insured retentions or deductibles in such customary amounts as are customarily carried by prudent electric utility companies insuring or bearing similar risks. Policies or certificates evidencing such insurance shall be delivered by METC to Consumers upon execution of this Agreement and certificates evidencing renewal of such insurance shall be delivered to Consumers at least ten (10) days' prior to the expiration of any such policy of insurance. If commercially available each such policy shall contain an agreement by the insurers not to, and in any event the insurance certificates shall provide that that the insurers will not, cancel such policy or materially alter its coverages except upon at least thirty
(30) days' prior written notice to Consumers.

     The maintenance of any insurance pursuant hereto does not limit METC's indemnification obligations under Article 15.

     Section 17.2 Waivers of Subrogation. Consumers and METC each hereby mutually waive its respective rights of subrogation and recovery against the other for any loss for which payment can be collected by such party under property insurance maintained by such party. The Transmission Facilities and all other property on the Premises belonging to METC, its agents, employees, contractors, subcontractors, invitees and licensees shall be at the risk of METC or such other person only, and Consumers shall not be liable for damage thereto or for the theft, misappropriation or loss thereof.

                                   ARTICLE 18
                  Consumers' Rights To Perform METC's Covenants

     If METC at any time fails to pay, or cause to be paid, any tax required to be paid by METC pursuant to the provisions of Article 11 hereof, or to take out, pay for, maintain or deliver or cause to be taken out, paid for, maintained or delivered any of the insurance policies provided for in Article 17 hereof, or fails to make any other payment or perform any other act which METC is obligated to make or perform under this Agreement, or cause such to be done, then Consumers may, but shall not be obligated so to do, after thirty (30) days' written notice to METC (but without notice in the event of an emergency or if Consumers will be exposed to loss or damage by a delay) and without waiving, or releasing METC from, any obligation of METC in this Agreement contained, pay any such tax or effect such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act which METC is obligated to perform under this Agreement, in such manner and to such extent as shall be reasonable, and, in exercising any such rights, pay necessary, reasonable and incidental costs and expenses, employ counsel and incur and pay attorneys' and consultants' fees. All sums so paid by Consumers and all necessary, reasonable and incidental costs and expenses in connection with the performance of any such act by Consumers shall be paid by METC to Consumers upon demand. Consumers' rights under this Article 18 are in addition, and do not limit, any other rights or remedies of Consumers.

                                   ARTICLE 19
                              Rent Payment Default

     Section 19.1 Rent Payment Default. This Agreement and the Term hereof are subject to the limitation that if, at any time during the Term, METC fails to pay any installment of the Base Rent provided for herein, or any part thereof, when the same shall become due and payable, and such failure continues for thirty (30) days after Consumers has given written notice thereof to METC (a "Rent Payment Default"), then Consumers shall have the right, then or at any time thereafter, and while such Rent Payment Default or Defaults continue, to give METC written notice of Consumers' intention to terminate this Agreement on a date specified in such notice, which date shall not be less than thirty (30) days after the date of giving of such notice, and, on the date specified in such notice, METC's right to use and occupancy of the Premises shall cease and METC shall peaceably and quietly yield to and surrender to Consumers the Premises, and this Agreement (and the Easement) shall thereupon terminate and all of the right, title and interest of METC hereunder shall wholly cease and expire in the same manner and with the same force and effect as such date so specified in said notice was the date originally specified herein for the expiration of this Agreement and the Term hereof, and METC shall then quit and surrender the Premises and the Transmission Facilities on the Premises to Consumers, but METC shall remain liable to Consumers as provided below. In the event of termination of this Agreement, METC shall be deemed to have abandoned all Transmission Facilities on, under or over the Premises to the extent the same have not been removed thereon prior to the date of such termination.

     Section 19.2 Possession Following Rent Payment Default. In the event of any termination of this Agreement pursuant to Section 19.1 or if a Rent Payment Default shall continue beyond the expiration of any grace or cure period provided for in Section 19.1, Consumers may enter upon the Premises and have, repossess and enjoy the same by summary proceedings, ejectment or otherwise, and in any such event neither METC nor any person claiming through or under METC shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises. Consumers shall be under no liability for or by reason of any such entry, repossession or removal of METC or any person claiming through or under METC.

     Section 19.3 METC Responsibility for Costs. In case of any such termination, re-entry or dispossession by summary proceedings, ejectment or otherwise, the rent and other charges required to be paid by METC hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossession, and METC shall also pay to Consumers all reasonable expenses which Consumers may then or thereafter incur for legal expenses, attorneys' and consultants' fees, brokerage commissions, and all other reasonable costs paid or incurred by Consumers for keeping the Premises and the Transmission Facilities in, or restoring same to, good order and condition as Consumers may elect to do. The retention or removal of the Transmission Facilities, and other matters in respect to the Transmission Facilities, shall be covered by Section 21.5, and METC shall be liable for all costs and expenses as set forth in said Section 21.5 in addition to those specified in this Section 19.3.

     Consumers shall be under no obligation to sell, lease or otherwise reconvey the Premises or Transmission Facilities or any part of either or interest in or respecting same in order to mitigate damages.

     Section 19.4 Survival of METC's Payment Obligation. The right of Consumers to recover from METC the amounts provided for above shall survive the issuance of any order for possession or other termination hereof.

                                   ARTICLE 20
                           Remedies Cumulative; Waiver

     Section 20.1 Cumulative Remedies. Any specified rights and remedies to which a party hereto may resort under the terms of this Agreement are cumulative and are not intended to be exclusive of any other rights, remedies or means of redress to which such party may be entitled at law or in equity in case of any breach or threatened breach by the other party of any provision of this Agreement.

     In addition to the other remedies in this Agreement provided, Consumers shall be entitled to the restraint by injunction of any violation or attempted or threatened violation of any of the terms, covenants, condition, provisions or agreements of this Agreement.

     Section 20.2 Waiver. The failure of a party hereto to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Agreement shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision or agreement. No waiver by either party of any term, covenant, condition, provision or agreement of this Agreement shall be deemed to have been made unless specifically acknowledged as such in a writing signed by such party. Without limiting the foregoing, any receipt and acceptance by Consumers of Base Rent or any other payment, or the acceptance of any performance of anything required by this Agreement to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Agreement, shall not be deemed a waiver of such breach, nor shall any acceptance by Consumers of any payment in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment) operate or be construed either as an accord and satisfaction or waiver in any manner other than as payment of the amounts then actually paid by METC.

                                   ARTICLE 21
                              Surrender of Premises

     Section 21.1 Surrender of Premises. METC shall, upon the expiration or termination of this Agreement for any reason whatsoever (whether such termination is under Article 19, Section 21.3 or otherwise), surrender the Premises (or applicable portion of the Premises in the case of a partial termination) to Consumers in good order, condition and repair, and in accordance with all requirements of this Agreement, except for reasonable and ordinary wear and tear. In the event of termination of this Agreement as to part of the Premises pursuant to the provisions hereof, METC shall surrender that part of the Premises to Consumers in good order, condition and repair, and in accordance with all requirements of this Agreement, except for reasonable and ordinary wear and tear.

     If and to the extent that METC fails to leave any Premises in the proper condition, Consumers may in addition to any other rights or remedies available to Consumers under this Agreement or at law or equity, do the necessary work to put the Premises in such condition and METC shall reimburse Consumers for all costs thereof on demand.

     METC shall surrender all the Premises to Consumers upon expiration of the Term without notice of any kind, and METC hereby waives all right to any such notice as may be provided under any present or future law.

     Expiration or any termination (in whole or in part) of this Agreement (whether such termination is under Article 19, Section 21.3 or otherwise) shall not relieve METC of any obligations or liabilities that arose prior to such expiration or termination, or are attributable to events, acts or omissions occurring prior to such expiration or termination, or otherwise relate to periods prior to such expiration or termination.

     Section 21.2 Holdover. If METC continues to use or occupy the Premises with the written consent of Consumers after the last day of the Term, METC shall be a tenant from month to month, at Base Rent twice the rate in effect prior to the end of the Term and such tenancy shall otherwise be subject to all of the covenants and agreements of this Agreement. Such month to month tenancy shall be terminable by either party upon 30 days' notice to the other. In the event that Consumers does not so consent to METC's continued use or occupation after the expiration of the Term of this Agreement, or if no new agreement shall have been entered into by the parties hereto, METC shall pay Consumers all damages sustained by reason of METC's continuation or use or occupation after such expiration.

     Section 21.3 METC's Right to Terminate Agreement as to All or Part of Premises. From time to time during the Term, METC shall have the right to terminate this Agreement as to, and cease use and occupation of, all or any portion of the Premises as of the end of any calendar quarter. METC shall give Consumers written notice of its intention to terminate this Agreement as to, and cease use and occupation of, the Premises or the applicable portion thereof not less than one hundred eighty (180) days prior to the date for termination specified therein and, if appropriate, its wish to remove some or all of the Transmission Facilities located thereon as specified in such notice. If an Easement Mortgagee shall exist as of the time of any notice of termination to Consumers pursuant to this Section, such notice of termination shall be accompanied by a written consent thereto signed by the Easement Mortgagee and no such notice of termination shall be effective unless accompanied by such written consent. In the event of any termination by METC pursuant to this Section 21.3, whether as to all or as to any part of the Premises, the Base Rent payable by METC under this Agreement shall, unless otherwise expressly agreed in writing by Consumers, continue unchanged and shall not be reduced by the portion thereof that is attributable to the Premises as to which such termination relates or otherwise. If METC so terminates this Agreement as to all of the Premises, such Base Rent will continue until the end of the then current term (Initial Term or Extension Term, as the case may be) pursuant to Article 2, and no automatic renewal pursuant to the second paragraph of Section 2.3 shall be deemed to occur beyond such then current term (Initial Term or Extension Term, as the case may be).

     Section 21.4 Surrender or Removal of Transmission Facilities. Upon expiration of the Term or any other termination of this Agreement (whether such termination is under Article 19, Section 21.3 or otherwise), in its entirety or with respect to less than all of the Premises, METC shall surrender to Consumers all Transmission Facilities then on, under or over the Premises (or applicable portion of the Premises, if the termination is as to less than all of the Premises) and title thereto shall vest in Consumers unless Consumers notifies METC in writing that some or all of the Transmission Facilities are to be removed therefrom. Notwithstanding the foregoing, in the event of termination under Article 19, METC shall have one hundred eighty (180) days after the date of such termination to remove Transmission Facilities, and the immediately preceding sentence shall in the case of a termination under Article 19 apply to all Transmission Facilities as are on, under or over the Premises at the expiration of one hundred eighty (180) days after the date of such termination.

     If Consumers notifies METC that some or all of the Transmission Facilities are to be so removed, METC shall, at its own expense, remove same with all reasonable diligence thereafter, restore the surface of the Premises affected thereby, and otherwise leave such Premises in good and proper condition. If and to the extent that Transmission Facilities are not to be so removed, METC shall leave same in such condition as would apply with same having been fully and properly kept, maintained and repaired by METC in compliance with the terms and conditions of this Agreement. METC shall coordinate removal activities with Consumers and Authorized Users as and to the extent necessary to protect or relocate Distribution Facilities or other uses of Transmission Facilities then being made of Transmission Facilities by Consumers and/or Authorized Users. METC shall continue to have access to the Premises after such expiration or termination for such purpose and shall not be deemed to be continuing to occupy Leased Property pursuant to Section 21.3. Until completion of such removal,
Section 9.1, Articles 12, 14, 15, 16, 17 and 18 shall continue in effect notwithstanding expiration or termination of this Agreement. In the event title to some or all of the Transmission Facilities vests in Consumers pursuant to this Section 21.4, METC shall execute and deliver to Consumers from time to time such bills of sale or other conveyance as Consumers may reasonably request for the purpose of confirming Consumers' ownership thereof.

     If and to the extent that METC fails to remove any Transmission Facilities that Consumers specified that METC was to remove, as set forth above in this
Section 21.4, then, in addition to any other rights or remedies available to Consumers under this Agreement or at law or equity, Consumers may exercise any or all of the following rights and remedies: (i) Consumers may at its sole option decide that title to any or all such Transmission Facilities shall vest in Consumers, even though that was not Consumers' previous intent, and title shall vest accordingly; (ii) Consumers may at its sole option remove, or leave in place, as it sees fit, any or all such Transmission Facilities, and if Consumers so removes any such Transmission Facilities, METC shall pay Consumers on demand all costs incurred by Consumers therefor and for restoration of the premises; (iii) Consumers may, at its sole option, bring any or all of such Transmission Facilities that are not in the condition required hereunder to the appropriate condition, and METC shall pay all costs thereof to Consumers upon demand; and (iv) whether or not Consumers has taken title thereto, and whether same have been removed or left in place by

Consumers, Consumers may at its sole option dispose of any or all such Transmission Facilities in such manner as Consumers sees fit, with the cost of such disposition being payable to Consumers by METC upon demand and any proceeds of such disposition belonging solely to Consumers, and as to any such Transmission Facilities that Consumers so disposes of without taking title METC hereby grants to Consumers all necessary right and authority to make such disposition.

                                   ARTICLE 22
                              Assignment; Transfer

     Section 22.1 Prohibition Against Assignment of Agreement Without Consumers' Approval. Except as specifically provided otherwise in Section 22.2 and 23.1, neither this Agreement nor the Easement created hereby, nor any right or interest therein, shall be sold, assigned or otherwise transferred by METC in any manner, in whole or in part, by operation of law or otherwise, nor shall METC allow the interest of METC in the Premises or Transmission Facilities to become subject to any lien, charge or encumbrance (other than liens and charges arising by operation of law securing amounts not yet due or amounts that are disputed in good faith provided no foreclosure has occurred in respect thereto, or acquired by third parties through exercise of condemnation rights), without the prior written approval of Consumers, which Consumers may withhold for any reason or no reason.

     Section 22.2 Assignments Permitted Without Prior Written Approval. Without Consumers' prior written approval:

(i) METC may, subject to the terms and conditions of Article 23, grant Easement Mortgages in accordance with said Article 23, and such Easement Mortgages may be assigned as referred to in Section 23.1;

(ii) this Agreement and the Easement granted hereunder may be assigned, in total and not in part, to any Easement Mortgagee or the assignee of an Easement Mortgagee as described and set forth in Section 23.5 hereof (but this Agreement and the Easement may not be resold, transferred or assigned, in any manner, in whole or in part, by any such assignee of an Easement Mortgagee pursuant to Section 23.5, without Consumers' prior written consent); and

(iii) this Agreement and the Easement granted hereunder may be assigned, in total and not in part, by METC to any electric transmission company or regional transmission operator with which METC is merged or consolidated or which purchases (or to which METC contributes) substantially all of the Transmission Facilities (as then existing on the Premises);

but none of the foregoing shall in any way release METC from any liability except and unless as otherwise specified in Section 22.3.

     Section 22.3 Assumption by Assignee. Each purchaser, assignee or other transferee of this Agreement, or any part hereof, whether by consent of Consumers pursuant to Section 22.1, or as allowed without Consumers' consent pursuant to Section 22.2 (other than the mere granting or assignment of an Easement Mortgage as mentioned in clause
(i) of Section 22.2, which Easement Mortgage exists solely as a lien on the Easement) shall promptly execute and deliver to Consumers a written assumption of METC's obligations under this Agreement in such form as Consumers may require. Upon such purchase, assignment or other transfer, and the associated assumption of METC's obligations (duly executed and delivered and in form fully satisfactory to Consumers) becoming effective, METC shall have no further liability under this Agreement except liabilities that arose prior to the sale, assignment or transfer, or are attributable to events, acts or omissions occurring prior to the sale, assignment or transfer, or that otherwise relate to periods prior to the sale, assignment or other transfer. In the event METC has been notified by Consumers of a Rent Payment Default and/or any other default in the performance and observance of the terms and conditions of this Agreement which has not been cured as of the time of a proposed sale, assignment or other transfer, the assumption to be signed by the proposed purchaser, assignee or other transferee shall include a specific commitment to cure any such Rent Payment Default and/or other default in timely fashion.

     In the event of a sale, assignment or other transfer of this Agreement insofar as it applies only to part, and not all, of the Premises, then the release of METC from further obligations under this Agreement set forth in the immediately preceding paragraph shall apply only insofar as this Agreement applies to the specific Premises as to which the sale, assignment or other transfer was made.

                                   ARTICLE 23
                           Mortgaging of the Easement

     Section 23.1 Easement Mortgages. METC, without Consumers' consent, may mortgage the Easement (in whole and not in part), at any time and from time to time, on such terms as METC may deem desirable, and such mortgage may be assigned by the mortgagee thereunder. Each such mortgage, that may be validly existing and outstanding at a particular time, is herein called an "Easement Mortgage." Any Easement Mortgage shall not attach or purport to attach to any right, title or interest in the Premises other than or beyond that granted and existing under this Agreement. No holder of an Easement Mortgage shall have any of the rights or benefits set forth in this Article 23, nor shall the provisions of this Article 23 be in any manner binding upon or obligate Consumers with respect to any holder of an Easement Mortgage, unless and until such holder of an Easement Mortgage has notified Consumers in writing that it is a holder of such Easement Mortgage and of the name and address to which all notices and other communications hereunder to it may be addressed; and such a holder of an Easement Mortgage, having fully and properly given such notice, is herein called an "Easement Mortgagee."

     All notices from an Easement Mortgagee to Consumers (including without limitation the notice mentioned above in this Section 23.1), or from Consumers to an Easement Mortgagee, shall be deemed given on the same terms and conditions as are provided for in Section 24.2 below (it being understood that the Easement Mortgagee's address for such notices will be that specified by the Easement Mortgagee in its written notice to Consumers mentioned above in this Section
23.1 or such other address as the Easement Mortgagee may thereafter specify by written notice to Consumers given in accordance with said Section 24.2).

     Section 23.2 No Cancellation. Surrender or Material Modification Without Easement Mortgagee Consent. Consumers and METC shall not agree between themselves to any cancellation, surrender or material modification of this Agreement without the prior written consent of each Easement Mortgagee. Nothing in this Section 23.2 shall prevent Consumers from terminating this Agreement pursuant to Article 19, or from taking any other action or pursuing any remedy that, other than solely by reason of METC's mutual agreement thereto, Consumers is at any time entitled to take or pursue pursuant to the terms and conditions of this Agreement or by law or equity.

     Section 23.3 Notices of Default to Leasehold Mortgagee. Consumers shall give to each Easement Mortgagee a copy of any notice of default or notice of Consumers' intention to terminate this Agreement given by Consumers to METC hereunder not later than ten (10) days after giving any such notice to METC.

     Section 23.4 Payment or Performance by Easement Mortgagee. At any time when any Easement Mortgage shall remain unsatisfied of record, any Easement Mortgagee may, on the same terms and conditions and within the same time periods as would apply hereunder to METC, make any payment or perform any act required hereunder to be made or performed by METC and Consumers shall accept such payment and performance. No such performance by an Easement Mortgagee shall release METC from any obligation or default hereunder except in the case of any obligation or default which shall have been fully performed or corrected by such payment or performance by an Easement Mortgagee.

     Section 23.5 Assignment by Easement Mortgagee. If any Easement Mortgagee shall acquire title to the Easement, by foreclosure of an Easement Mortgage or by assignment in lieu of foreclosure, such Easement Mortgagee may assign the Easement, in total and not in part, and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Agreement contained on the part of METC to be performed and observed from and after the date of such assignment, provided that the assignee from such Easement Mortgagee shall have assumed this Agreement in accordance with Section
22.3 hereof and shall have complied otherwise with said Section.

                                   ARTICLE 24
                                  Miscellaneous

     Section 24.1 [Intentionally Omitted]

     Section 24.2 Notices. Any and all notices required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given (i) as of the third business day after the same has been deposited with the United States Postal Service, certified or registered mail, return receipt requested, postage fully prepaid, properly addressed to the other party as indicated below, or (ii) upon actual receipt when same is delivered in person, by courier or in any other manner (it being understood that a telecopy or similar transmittal that is actually received at the proper location of the applicable party shall comply with this clause (ii)).

If to Consumers: Consumers Energy Company
                 212 West Michigan Avenue
                 Jackson, Michigan 49201
                 Attention: Director of Real Estate and Facilities Management

If to METC:      Michigan Electric Transmission Company
                 212 West Michigan Avenue
                 Jackson, Michigan 49201
                 Attention: President

     Either party may change its above-indicated address, or the above-indicated person or department to whose attention notices are to be directed, by written notice to the other party given in accordance with this section.

     Section 24.3 Invalidity of Particular Provisions. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and may be enforced to the fullest extent permitted by law.

     Section 24.4 Successors and Assigns. Subject to the restrictions on sale, assignment or transfer by METC set forth herein, and subject to the provisions of Section 10.2, the terms, conditions, covenants, agreements and reservations herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 24.5 Amendments; Modifications. This Agreement, or any part hereof, may not be changed, superseded or supplemented except in writing, signed by Consumers and METC; it being the express intention of the parties hereto that no provision, term or condition of this Agreement may be amended or varied in any way by an oral understanding.

     Section 24.6 Recordation. The parties hereto shall execute multiple originals of this Agreement in conformity with legal requirements for recording in the State of Michigan, and the same shall be promptly placed of record at METC's expense in all counties in which Premises are located; said counties being listed on Exhibit D, attached hereto and made a part hereof.

     The "original" of this Agreement that is executed for recordation in any particular such county may, for ease of recordation, contain a version of Exhibit A that covers only the parts of the Premises that are located in that particular county. All such "originals" that are executed by the parties containing an Exhibit A so covering only the parts of the Premises that are located in particular counties shall be in addition to a "master" original executed by the parties that contains an Exhibit A covering all of the Premises, in all of the counties listed on Exhibit D. It is expressly understood that the execution and/or recordation of any such version of the Agreement containing an Exhibit A covering only the parts of the Premises that are located in a particular county shall in no way restrict, limit or otherwise affect the interpretation, application or enforcement of this Agreement; and the terms and conditions of this Agreement shall at all times be read, interpreted and applied as if all executed versions of this Agreement had been the "master" whose Exhibit A covers all of the Premises, in all of the counties listed on Exhibit D.

     If requested by Consumers, METC shall, upon expiration or termination of this Agreement as to some or all Premises as provided herein, execute and deliver to Consumers an appropriate release or releases, in content reasonably satisfactory to Consumers and in proper form for recording, of METC's interest therein.

     The recordation of this Agreement is intended to provide notice to the public, including Authorized Users, of this Agreement. The parties hereto should be contacted regarding any questions regarding this Agreement or its implementation.

     Section 24.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Michigan.

     Section 24.8 Headings. The Section and Article headings in this Agreement are included for reference only. They shall not affect the interpretation and construction of this Agreement.

     Section 24.9 Entire Agreement. This Agreement supersedes all previous representations, understandings and negotiations, either written or oral, between the parties hereto or their representatives with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to such subject matter.

     Section 24.10 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and to fully effect the intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Easement Agreement to be duly executed as of the day and year first above written.

WITNESSES:

                                        CONSUMERS ENERGY COMPANY
-------------------------------------


                                        By /s/ John Russell
-------------------------------------      -------------------------------------


                                        MICHIGAN ELECTRIC TRANSMISSION COMPANY
-------------------------------------


                                        By /s/ Dennis DaPra
-------------------------------------      -------------------------------------

     Acknowledged before me in _________ County, Michigan, on ___________, 20____ by _______________________________, _______________________________ of
CONSUMERS ENERGY COMPANY, a Michigan corporation, for the corporation.


                                        ----------------------------------------
                                        Notary Public, Jackson County, Michigan
                                        My Commission Expires: _________, 20____

     Acknowledged before me in _________ County, Michigan, on ___________, 20____ by _________________________________, _______________________________ of
MICHIGAN ELECTRIC TRANSMISSION COMPANY, a Michigan corporation, for the corporation.


                                        ----------------------------------------
                                        Notary Public, Jackson County, Michigan
                                        My Commission Expires: _________, 20____

Prepared by D. E. Barth
Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan 49201

                                   EXHIBIT A
                                    PREMISES

I.   FEE LANDS:

     See sheets labeled "EXHIBIT A PART I", attached hereto and made a part hereof. Said attached sheets labeled EXHIBIT A PART I consist of the following:

          2 pages for Alcona County
          99 pages for Allegan County
          1 page for Alpena County
          5 pages for Antrim County
          11 pages for Arenac County
          20 pages for Barry County
          53 pages for Bay County
          2 pages for Branch County
          39 pages for Calhoun County
          1 page for Charlevoix County
          1 page for Cheboygan County
          1 page for Clare County
          13 pages for Clinton County
          1 page for Crawford County
          21 pages for Eaton County
          2 pages for Emmet County
          103 pages for Genesee County
          2 pages for Gladwin County
          13 pages for Grand Traverse County
          15 pages for Gratiot County
          2 pages for Hillsdale County
          7 pages for Ingham County
          15 pages for Ionia County
          11 pages for Iosco County
          1 page for Isabella County
          48 pages for Jackson County
          50 pages for Kalamazoo County
          7 pages for Kalkaska County
          108 pages for Kent County
          6 pages for Lake County
          4 pages for Lenawee County
          14 pages for Livingston County
          22 pages for Manistee County
          25 pages for Mason County
          1 page for Mecosta County
          9 pages for Midland County
          1 page for Missaukee County
          18 pages for Monroe County
          18 pages for Montcalm County
          1 page for Montmorency County
          27 pages for Muskegon County
          25 pages for Newaygo County
          10 pages for Oakland County
          29 pages for Oceana County
          8 pages for Ogemaw County
          10 pages for Oscoda County
          11 pages for Otsego County
          89 pages for Ottawa County
          1 page for Presque Isle County
          2 pages for Roscommon County
          93 pages for Saginaw County
          1 page for St. Joseph County
          26 pages for Shiawassee County
          12 pages for Tuscola County
          38 pages for Van Buren County
          5 pages for Washtenaw County
          2 pages for Wexford County

     Note: Certain of said attached sheets labeled EXHIBIT A PART I contain, in conjunction with descriptions of particular parcels, tracts or strips of land, descriptions of or references to certain non-fee rights, interests or privileges on, across or relating to other lands adjoining or in the vicinity of the described parcels, tracts or strips of land; such as (but not limited to, if any other such non-fee rights, interests or privileges are actually set forth on said attached sheets) rights, interests or privileges for tree and brush trimming/removal, and for ingress/egress. Such non-fee

                         EXHIBIT A - INTRODUCTORY PAGES


                                     1 OF 4
     rights, interests or privileges relating to other lands adjoining or in the vicinity of the described parcels, tracts or strips of land, if and where set forth in any of said sheets labeled EXHIBIT A PART I, are so set forth in EXHIBIT A PART I only because such non-fee rights, interests or privileges are believed, based on the manner in which they were previously granted, to be appurtenant to or otherwise relate to or be associated with the particular described parcel, tract or strip of land in conjunction with which they are set forth on said attached sheets; and including them in EXHIBIT A PART I is intended simply to provide ease of reference or association. Notwithstanding the inclusion of any such non-fee rights, interests or privileges in EXHIBIT A PART I: (A) the Premises to which such non-fee rights, interests or privileges apply shall be deemed covered by any terms and conditions in the Agreement referring or relating (in whatever particular language) to Premises in which Consumers' right, title and interest is less than a fee simple title, the same as if such non-fee rights, interests or privileges had been identified as easements, leases, permits or licenses in PART II or PART III (instead of being included in PART I) of this EXHIBIT A; and (B) it is not intended that the Premises to which such non-fee rights, interests or privileges apply be treated under any term or condition of the Agreement as Premises owned in fee by Consumers.

II.  EASEMENTS:

     See sheets labeled "EXHIBIT A PART II", attached hereto and made a part hereof. Said attached sheets labeled EXHIBIT A PART II consist of the following:

          19 pages for Alcona County
          46 pages for Allegan County
          24 pages for Alpena County
          10 pages for Antrim County
          21 pages for Arenac County
          14 pages for Barry County
          85 pages for Bay County
          23 pages for Branch County
          93 pages for Calhoun County
          5 pages for Charlevoix County
          41 pages for Cheboygan County
          1 page for Clare County
          14 pages for Clinton County
          1 page for Crawford County
          43 pages for Eaton County
          22 pages for Emmet County
          90 pages for Genesee County
          14 pages for Gladwin County
          21 pages for Grand Traverse County
          30 pages for Gratiot County
          16 pages for Hillsdale County
          33 pages for Ingham County
          22 pages for Ionia County
          22 pages for Iosco County
          9 pages for Isabella County
          66 pages for Jackson County
          56 pages for Kalamazoo County
          5 pages for Kalkaska County
          110 pages for Kent County
          7 pages for Lake County
          51 pages for Lenawee County
          15 pages for Livingston County
          32 pages for Manistee County
          18 pages for Mason County
          3 pages for Mecosta County
          38 pages for Midland County
          1 page for Missaukee County
          38 pages for Monroe County
          20 pages for Montcalm County
          9 pages for Montmorency County
          65 pages for Muskegon County
          59 pages for Newaygo County
          13 pages for Oakland County
          17 pages for Oceana County
          13 pages for Ogemaw County
          29 pages for Oscoda County
          22 pages for Otsego County
          79 pages for Ottawa County

                         EXHIBIT A - INTRODUCTORY PAGES


                                     2 OF 4

          18 pages for Presque Isle County
          9 pages for Roscommon County
          108 pages for Saginaw County
          1 page for St. Joseph County
          46 pages for Shiawassee County
          33 pages for Tuscola County
          10 pages for Van Buren County
          10 pages for Washtenaw County
          20 pages for Wexford County

     Note: There may be cases where, on said attached sheets labeled EXHIBIT A
     PART II, the same easement is listed more than once. This is a result of such easement appearing more than once in Consumers' internal tract record system; and there is no intent that the associated rights granted to METC in the Agreement be any different than if such easement had been listed or combined all in a single entry in said EXHIBIT A PART II.

III. LEASES, PERMITS AND LICENSES:

     See sheets labeled "EXHIBIT A PART III", attached hereto and made a part hereof. Said attached sheets labeled EXHIBIT A PART III consist of the following:

          1 page for Alcona County
          1 page for Allegan County
          1 page for Alpena County
          1 page for Antrim County
          1 page for Arenac County
          1 page for Barry County
          1 page for Bay County
          1 page for Branch County
          1 page for Calhoun County
          1 page for Charlevoix County
          1 page for Cheboygan County
          1 page for Clare County
          1 page for Clinton County
          1 page for Crawford County
          1 page for Eaton County
          1 page for Emmet County
          1 page for Genesee County
          1 page for Gladwin County
          1 page for Grand Traverse County
          1 page for Gratiot County
          1 page for Hillsdale County
          1 page for Ingham County
          1 page for Ionia County
          1 page for Iosco County
          1 page for Isabella County
          1 page for Jackson County
          1 page for Kalamazoo County
          1 page for Kalkaska County
          1 page for Kent County
          1 page for Lake County
          1 page for Lenawee County
          1 page for Livingston County
          1 page for Manistee County
          1 page for Mason County
          1 page for Mecosta County
          1 page for Midland County
          1 page for Missaukee County
          1 page for Monroe County
          1 page for Montcalm County
          1 page for Montmorency County
          1 page for Muskegon County
          1 page for Newaygo County
          1 page for Oakland County
          1 page for Oceana County
          1 page for Ogemaw County
          1 page for Oscoda County
          1 page for Otsego County
          1 page for Ottawa County
          1 page for Presque Isle County
          1 page for Roscommon County
          3 pages for Saginaw County
          1 page for St. Joseph County
          1 page for Shiawassee County

                         EXHIBIT A - INTRODUCTORY PAGES


                                     3 OF 4

          1 page for Tuscola County
          1 page for Van Buren County
          1 page for Washtenaw County
          1 page for Wexford County

In the event that either party discovers and notifies the other party of a matter leading it to believe that an error may have been made in legal descriptions, and/or references to other existing conveyances or other instruments that contain more specific legal descriptions, that constitute the aforesaid PARTS I, II and III of this EXHIBIT A, then the parties shall discuss such matter, and if and as mutually agreed upon execute appropriate documents to address the issue.

Nothing in this EXHIBIT A shall be deemed to affect, limit or waive any of the provisions of Sections 1.2 ("Title Limitations") and 1.3 ("No Warranties") of the Agreement.

                         EXHIBIT A - INTRODUCTORY PAGES


                                     4 OF 4

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C

     Attached to and made a part of the Amended and Restated Easement Agreement ("Agreement") dated as of ___________, 20____ between Consumers Energy Company ("Consumers") and Michigan Electric Transmission Company ("METC").

                      Prices for Sale of Certain Structures

     Prices for sale to Consumers or an Authorized User of towers, pole structures, poles, conduits or similar transmission facilities pursuant to the second paragraph of Section 8.4 of the Agreement will be as follows:

(a) Wood poles/pole structures: Sale price will be the original cost of such pole or pole structure, as shown on METC's books at time of original installation, depreciated to the time of the sale utilizing a straight-line depreciation over a 30 year period from time of original installation to a value of $1.00 at the end of 30 years. If a pole/pole structure that was purchased in place by METC from Consumers is involved, then Consumers' original cost and date of installation shall be used in making such calculation.

(b) Towers: If a tower from a 138 kV line is involved, the price will be a fixed price of One Hundred Dollars ($100.00), and if a tower from a 345 kV line is involved, the price will be a fixed price of One Hundred Fifty Dollars ($150.00), which prices the parties hereby stipulate and agree to represent reasonable, average, estimates of the scrap value of towers. If a tower from a line operated at a different voltage is involved, the parties will use one of the foregoing prices based on whether the tower is closest in size to a 138 kV line tower or a 345 kV line tower.

(c) Conduits/other facilities: If METC would otherwise abandon same in place, then the price will be One Dollar ($1.00). If METC would otherwise remove same, then the price will be the scrap value thereof as reasonably agreed to by the parties.

                                    EXHIBIT D

     Attached to and made a part of the Amended and Restated Easement Agreement ("Agreement") dated as of ____________, 20____ between Consumers Energy Company ("Consumers") and Michigan Electric Transmission Company ("METC").

                     Counties in Which Premises Are Located

     The Premises are located in the following counties in the State of
Michigan:

     Alcona
     Allegan
     Alpena
     Antrim
     Arenac
     Barry
     Bay
     Branch
     Calhoun
     Charlevoix
     Cheboygan
     Clare
     Clinton
     Crawford
     Eaton
     Emmet
     Genesee
     Gladwin
     Grand Traverse
     Gratiot
     Hillsdale
     Ingham
     Ionia
     Iosco
     Isabella
     Jackson
     Kalamazoo
     Kalkaska
     Kent
     Lake
     Lenawee
     Livingston
     Manistee
     Mason
     Mecosta
     Midland
     Missaukee
     Monroe
     Montcalm
     Montmorency
     Muskegon
     Newaygo
     Oakland
     Oceana
     Ogemaw
     Oscoda
     Otsego
     Ottawa
     Presque Isle
     Roscommon
     Saginaw
     St. Joseph
     Shiawassee
     Tuscola
     Van Buren
     Washtenaw
     Wexford

                                    EXHIBIT E

Attached to and made a part of the Amended and Restated Easement Agreement ("Agreement") dated as of _________, 20____ between Consumers Energy Company ("Consumers") and Michigan Electric Transmission Company ("METC").

              Certain Compatible Uses Per Section 7.1 of Agreement

A. In cases of electric Distribution and other Compatible Use facilities that are not attached to METC Transmission Facility structures:

     1.   Replacement of conductors with larger size conductors.

     2. Installation of additional wires of any type on then-existing structures.

     3. The addition of transformers, switches, reclosures, lightning arrestors, voltage regulating devices or capacitors on then-existing structures.

     4. The addition of any devices including cross arms, insulators, transformers or other devices on then existing structures.

     5. The addition of new structures in line with then-existing structures to support existing or replaced conductors.

     6. An increase or decrease in operating voltage of any then-existing electric Distribution line, provided that the resulting line voltage does not exceed a nominal 46,000 volts.

B. In regard to electric Distribution facilities attached to METC Transmission Facility structures:

     1. The addition of wires and devices that are incidental to the total loading on the structure; including, but not limited to, transformers 50 kVA and smaller, secondary voltage wires, lightning arrestors and switching or protective devices.

It is also expressly understood that any replacements of facilities with facilities of substantially the same size and nature at substantially the same location will not be deemed to require notice to or approval of METC under
Section 7.1.